UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

___________________

FORM 8-K
___________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2020

Green Brick Partners, Inc.

_________________________________________________

(Exact name of registrant as specified in its charter)

Delaware				001-33530	20-5952523
(State or other jurisdiction of incorporation)				(Commission File Number)	(IRS Employer Identification Number)
2805 Dallas Pkwy	,	Ste 400
Plano	,	TX	75093	(469)	573-6755
(Address of principal executive offices, including Zip Code)				(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report) Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	GRBK	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

Prior to the expiration of the 2018 employment agreement between the Company and Mr. Costello that expired on January 15, 2021, the Company renewed its employment agreement with Mr. Costello (the “2021 Employment Agreement”) extending the term of his employment for an additional three years. The 2021 Employment Agreement, which was executed on October 26, 2020, increases Mr. Costello’s annual base salary to $450,000, commencing January 15, 2021, and his target bonus to $550,000 for the fiscal years ending December 31, 2021, 2022 and 2023. Payment of the bonus is contingent upon the achievement of performance goals established and assessed solely at the discretion of the board of directors of the Company (the “Board”) or, to the extent delegated, the Compensation Committee of the Board. The annual bonus may be payable partially in cash and partially in equity, as determined by the Company. In addition, the 2021 Employment Agreement provides for severance and change of control benefits and for non-competition, non-solicitation and confidentiality provisions during his employment and for a period of twelve months years after termination.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
11	Employment Agreement, dated as of October 26, 2020, between the Company and Richard A. Costello.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREEN BRICK PARTNERS, INC.

By:	/s/ James R. Brickman
James R. Brickman
Chief Executive Officer

Date:    January 22, 2021